As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOSAN BIOSCIENCES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3217016
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Robert G. Johnson, Jr., M.D., Ph.D.

President and Chief Executive Officer

Kosan Biosciences Incorporated

3832 Bay Center Place

Hayward, CA 94545

(510) 732-8400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock (4)	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total	(2)		$75,000,000	$2,302.50

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)	There is being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $75,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon the exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Each share of the registrant’s common stock being registered hereunder, if issued prior to the termination by the registrant of its rights agreement, dated as of October 5, 2001, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 15, 2007

PROSPECTUS

$75,000,000

Common Stock

Warrants

Units

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock issuable upon the exercise of warrants.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the NASDAQ Global Market under the symbol “KOSN.” On August 14, 2007, the last reported sale price of our common stock on the NASDAQ Global Market was $4.61. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “ Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and/or warrants to purchase our common stock, either individually or in units, in one or more offerings, up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

Kosan Biosciences Incorporated, the Kosan Biosciences Incorporated logo and all other Kosan names are trademarks of Kosan Biosciences Incorporated in the U.S. and in other selected countries. All other brand names or trademarks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective holders.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Kosan,” “we,” “our” or similar references mean Kosan Biosciences Incorporated.

KOSAN BIOSCIENCES INCORPORATED

We are a cancer therapeutics company focused on advancing two new classes of anticancer agents through clinical development: heat shock protein 90, or Hsp90, inhibitors and epothilones. We are leveraging our proprietary polyketide discovery platform to generate a pipeline of product candidates primarily in the area of oncology.

Hsp90 inhibitors have a novel mechanism of action targeting multiple pathways involved in cancer cell growth and survival. Our Hsp90 inhibitor product candidates may have the potential to overcome resistance after relapse and to synergize the initial activity of existing cancer therapies. Our first and second generation Hsp90 inhibitor product candidates, tanespimycin and alvespimycin, have demonstrated antitumor activity in multiple indications in early clinical trials, and we are evaluating these product candidates in later-stage trials.

Epothilones inhibit cell division with a mechanism of action similar to taxanes, one of the most successful classes of anti-tumor agents. Our epothilone program is partnered with Hoffmann-La Roche, Inc. and F. Hoffmann-La Roche Ltd. through a global development and commercialization agreement. We are evaluating our epothilone product candidate KOS-1584 in clinical trials.

We have a motilin receptor agonist program for the stimulation of gastrointestinal movement, or GI motility. In December 2006, we established a worldwide exclusive license agreement with Pfizer Inc. for our motilin agonist program, including our lead compound, KOS-2187, and related compounds. Pfizer is responsible for all development, regulatory and commercial activities related to the motilin agonist program.

We also have next-generation Hsp90 inhibitor, next-generation epothilone and nuclear export inhibitor programs for cancer that are undergoing evaluation. These programs are also based on the use of our technology to improve the structure of known polyketides and the efficiency of large-scale production.

We were originally incorporated under the laws of the State of California on January 6, 1995 and commenced operations in 1996. In July 2000, we reincorporated under the laws of the State of Delaware. Our principal executive office is located at 3832 Bay Center Place, Hayward, California 94545, and our telephone number is (510) 732-8400. Our website address is www.kosan.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

•	our strategy, including our plans with respect to presenting clinical data and initiating clinical trials;

•	our research and development programs, including clinical testing;

•	sufficiency of our cash resources;

•	revenues from partnering arrangements;

•	our research and development and other expenses; and

•	our operations and legal risks.

In some cases, forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are statements about our beliefs, intent or expectations, primarily with respect to our operations and related industry developments and involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and/or warrants to purchase our common stock, either individually or in units, with a total value of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	voting or other rights, if any;

•	exercise prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Kosan, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the completion of this offering will be, fully paid and non-assessable. Each share of our common stock also includes a right to purchase Series A junior participating preferred stock pursuant to our Stockholder Rights Plan.

Warrants. We may issue warrants for the purchase of common stock from time to time. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. A form of warrant agreement and warrant certificate containing the terms of the warrants being offered has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence the warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the applicable prospectus supplement relating to the warrants being offered.

Units. We may issue units consisting of common stock and warrants for the purchase of common stock from time to time in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence the units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the applicable prospectus supplement relating the units being offered.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our securities hereunder for research and development and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of August 13, 2007, there were

•	42,526,428 shares of common stock outstanding;

•	no shares of preferred stock outstanding; and

•	1,000,000 shares of preferred stock designated as Series A junior participating preferred stock, none of which were outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information.”

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Kosan, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and shares of common stock offered under this prospectus will be, validly issued, fully paid and nonassessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, of which 1,000,000 are authorized for issuance as Series A junior participating preferred stock, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock. We have no present plan to issue any shares of preferred stock.

Registration Rights

As of the date hereof, holders of approximately 1,385,408 shares of common stock, or their transferees, are entitled to rights with respect to registration of those shares under the Securities Act. If we propose to register any of our securities under the Securities Act, either for our own account or for the account of others, the holders of these shares are entitled to notice of the registration and are entitled to include, at our expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of these shares may require us, at our expense, and on not more than one occasion, to file a registration statement under the Securities Act with respect to their shares of common stock, and we will be required to use our best efforts to effect the registration. Further, the holders may require us, at our expense, to register their shares on Form S-3, subject to certain limitations. These holders have waived their registration rights in connection with the filing of, and any offerings that may be made pursuant to, the registration statement of which this prospectus is a part.

Stock Options; Committed Equity Financing Facility

As of August 13, 2007, there were 8,549,791 shares of our common stock reserved for issuance under our equity incentive plans. Of this number, 4,928,446 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans, 3,471,154 shares were reserved for issuance upon exercise of options that may be granted in the future under our stock options plans and 150,191 shares were reserved for issuance under our employee stock purchase plan.

In July 2006, we entered into a Committed Equity Financing Facility, or CEFF, with Kingsbridge Capital Limited, or Kingsbridge, pursuant to which Kingsbridge committed to purchase, subject to certain conditions, up to $50.0 million of our common stock from time to time through September 25, 2009. We are not obligated to sell any of the common stock available under the CEFF, and there are no minimum commitments or minimum use penalties. Under the terms of the CEFF, the maximum number of shares that we may sell to Kingsbridge is 6,879,868 shares (exclusive of the shares underlying a warrant), which may limit the amount of proceeds that we are able to obtain from the CEFF. As of August 13, 2007, the maximum number of shares remaining available for issuance to Kingsbridge under the CEFF was 6,109,517 shares (exclusive of the shares underlying a warrant). In connection with the CEFF, we issued a warrant to Kingsbridge to purchase 285,000 shares of our common stock at an exercise price of $4.94 per share. The warrant is currently exercisable and expires in 2011. In August 2006, we filed a registration statement under the Securities Act for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant we issued to Kingsbridge.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Charter Documents. Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:

•	does not provide for the use of cumulative voting in the election of directors;

•	provides for a board of directors, classified into three classes of directors;

•	provides that the authorized number of directors may be changed only by resolution of our board of directors; and

•	authorizes our board of directors to issue blank check preferred stock to increase the amount of outstanding shares.

Our amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us no later than 60 days prior nor earlier than 90 days prior to the first anniversary of the last annual meeting of stockholders. Our board of directors may appoint new directors to fill vacancies or newly created directorships. Our amended and restated bylaws also limit who may call a special meeting of stockholders.

Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Stockholder Rights Plan; Series A Junior Participating Preferred Stock

In October 2001, our board of directors adopted a Stockholder Rights Plan, pursuant to which all stockholders of record as of October 29, 2001 received rights to purchase shares of a newly-created series of preferred stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock at an exercise price of $70 per right, subject to adjustment. The rights trade with our common stock and are not currently exercisable. The rights will become exercisable when a person or group acquires 20% or more of our outstanding common stock or ten business days after commencement or announcement of a tender or exchange offer for 20% or more of our outstanding common stock. If a person or group acquires 20% or more of our outstanding common stock, all right holders except such buyer will be entitled to acquire our common stock at a discount. In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to a person or group who has acquired 20% or more of our outstanding common stock, proper provision will be made so that each such holder of a right will thereafter have the right to receive, upon the exercise of the right, shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

Each share of Series A junior participating preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of shares of Series A junior participating preferred stock would be entitled to receive a minimum preferential liquidation payment of $100 per share, but would be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A junior participating preferred stock will have 100 votes, voting together with the shares of common stock. The shares of Series A junior participating preferred stock that we may issue rank junior to any other series of our preferred stock. The Series A junior participating preferred stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

Our board of directors may terminate the Stockholder Rights Plan at any time, amend the Stockholder Rights Plan without the approval of any holders of the rights or redeem the rights prior to the time a person or group acquires 20% or more of our common stock. The rights are protected by customary anti-dilution provisions and will expire on October 29, 2011. The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC. Its address is P.O. Box 3315, South Hackensack, NJ 07606 and its telephone number is (800) 552-6645.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of the warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed a form of warrant agreement and warrant certificate containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related shares of common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise describe in the applicable prospectus supplement, the warrants and warrant agreement will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to the common stock and warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

The warrants and the units that we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Cooley Godward Kronish LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Kosan. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0- 31633):

•	our current report on Form 8-K filed with the SEC on February 9, 2007;

•	our annual report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 16, 2007 (the “2006 10-K”);

•	the information specifically incorporated by reference into our 2006 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2007;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 10, 2007;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC on August 9, 2007; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on September 27, 2000, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to Kosan Biosciences Incorporated, Attention: Corporate Secretary, 3832 Bay Center Place, Hayward, CA 94545, telephone: (510) 732-8400.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,302.50
NASDAQ Global Market listing fee	45,000.00
Accounting fees and expenses	100,000.00
Legal fees and expenses	200,000.00
Transfer Agent fees and expenses	5,000.00
Printing and miscellaneous expenses	47,697.50

Total	$400,000.00

Item 15.	Indemnification of Directors and Officers.

As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•

we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of Kosan or any of its affiliated enterprises, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of us and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Kosan, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Description of the Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation of Registrant (2)

3.2	Amended and Restated Bylaws of Registrant (3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Preferred Stock (5)

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate

4.5	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(3)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(5)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 15, 2007.

KOSAN BIOSCIENCES INCORPORATED

By:	/s/ Robert G. Johnson, Jr.
Robert G. Johnson, Jr., M.D., Ph.D. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert G. Johnson, Jr. and Margaret A. Horn, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert G. Johnson, Jr. Robert G. Johnson, Jr., M.D., Ph.D.	President and Chief Executive Officer (Principal Executive Officer) and Director	August 15, 2007

/s/ Gary S. Titus Gary S. Titus	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2007

/s/ Peter Davis Peter Davis, Ph.D.	Chairman	August 15, 2007

/s/ Bruce Chabner Bruce Chabner, M.D.	Director	August 15, 2007

/s/ Kevan Clemens, Ph.D. Kevan Clemens, Ph.D.	Director	August 15, 2007

/s/ Jean Deleage Jean Deleage, Ph.D.	Director	August 15, 2007

/s/ Charles Homcy Charles Homcy, M.D.	Director	August 15, 2007

/s/ Chaitan Khosla Chaitan Khosla, Ph.D.	Director	August 15, 2007

/s/ Christopher Walsh Christopher Walsh, Ph.D.	Director	August 15, 2007

EXHIBIT INDEX

Exhibit Number	Description of the Document

1.1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Certificate of Incorporation of Registrant (2)

3.2	Amended and Restated Bylaws of Registrant (3)

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2	Specimen Common Stock Certificate (4)

4.3	Registrant’s Certificate of Designation of Series A Junior Preferred Stock (5)

4.4	Form of Common Stock Warrant Agreement and Warrant Certificate

4.5	Form of Unit Agreement (1)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference.

(3)	Filed as the like numbered Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333-33732) originally filed with the Securities and Exchange Commission on March 31, 2000, as amended, and incorporated herein by reference.

(5)	Filed as the like numbered Exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 15, 2001, and incorporated herein by reference.